Exhibit 10.1

FORM OF RESTRICTED EQUITY UNIT AWARD AGREEMENT
OF
KKR & CO. L.P.

(Independent Directors)

FORM OF RESTRICTED EQUITY UNIT AWARD AGREEMENT
OF
KKR & CO. L.P. 2010 EQUITY INCENTIVE PLAN

This RESTRICTED EQUITY UNIT AWARD AGREEMENT of KKR & CO. L.P. (the “Partnership”) is made as of the date specified under the signature of the Grantee on the signature page hereto, by and between the Partnership and the undersigned (the “Director”), who provides services to KKR Management LLC, as general partner of the Partnership.  Capitalized terms used herein and not otherwise defined herein or in the KKR & Co. L.P. 2010 Equity Incentive Plan, as amended from time to time (the “Plan”), shall be as defined in Appendix A attached hereto.

RECITALS

Whereas, KKR Management LLC, as general partner of the Partnership, has determined it is in the best interests of the Partnership to provide the Director with this Restricted Equity Unit Award Agreement (the “Agreement”) pursuant to and in accordance with the terms of the Plan.

Now, Therefore, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to the following:

ARTICLE I
GRANT OF RESTRICTED EQUITY UNITS

Section 1.1.           Grant of Restricted Equity Units

The Partnership hereby grants to the Director (the “Grantee”), effective as of the date specified as the Grant Date on the REU Grant Schedule (the “Grant Date”), the number of Restricted Equity Units set forth on the REU Grant Schedule, subject to the terms and conditions of this Agreement. The Restricted Equity Units that are granted pursuant to this Agreement, and designated as “REUs” in the REU Grant Schedule, are collectively referred to as the “REUs.”

Section 1.2.           REUs and Agreement Subject to Plan

This Agreement and the grant of REUs provided for herein shall be subject to the provisions of the Plan, except that if there are any express differences or inconsistencies between the provisions of the Plan and this Agreement, the provisions of this Agreement shall govern.

ARTICLE II
SERVICE CONDITION

Section 2.1.           Classification of REUs

The REUs shall be subject to the Service Condition. In order for an REU to be Settled, the Service Condition that is applicable to such REU must be satisfied or waived in accordance with the Plan and this Agreement.

Section 2.2.           Service Condition

(a)           Each REU shall be subject to the conditions set forth in this Section 2.2 (the “Service Condition”).  Unless previously satisfied or otherwise waived, the

Service Condition shall be satisfied with respect to an REU of the Grantee on the earlier to occur of the Service Vesting Date for such REU or the date on which a Change in Control occurs, provided in each case that the Grantee is not a Terminated Participant as determined under Section 2.3(a).

(b)           If the Grantee becomes a Terminated Participant due to death or Disability, the Service Condition shall be deemed to be satisfied on the Termination Date with respect to all REUs of the Grantee as to which the Service Condition has not previously been satisfied or otherwise waived.

(c)           If the Grantee becomes a Terminated Participant other than due to death or Disability, the Service Condition shall be deemed to be incapable of being satisfied with respect to any REUs of the Grantee as to which the Service Condition has not previously been satisfied or otherwise waived.

(d)           To the extent that the Service Condition is deemed to be incapable of being satisfied with respect to any REU, such REU shall immediately cease to be held by the Grantee pursuant to Section 2.4(b).

Section 2.3.           Terminated Participant

(a)           The Grantee shall become a “Terminated Participant” upon the first to occur of (i) the death of the Director, (ii) the separation from service due to the Disability of the Director, and (iii) the termination of the Director’s service on the Board for any reason whatsoever, regardless of whether such termination is voluntary or involuntary. To the extent that any REU is held by a Person other than the Director (an “Other Holder”), such Other Holder shall become a Terminated Participant with respect to such REUs at the same time and for the same reason that the Director becomes a Terminated Participant.

(b)           Upon becoming a Terminated Participant, the Grantee shall retain only those REUs that the Grantee has not ceased to hold pursuant to Section 2.4(b), and any such REUs that are retained shall remain subject to any Conditions that have not been satisfied or otherwise waived. No Terminated Participant shall be entitled to any payment, bonus or severance pay from the Partnership, other than amounts deliverable to such Terminated Participant pursuant to Article III or Article IV.

Section 2.4.           Satisfaction of Conditions; Consequence of Inability to Satisfy Conditions

(a)           Any Condition that is satisfied or deemed to be satisfied with respect to an REU of the Grantee pursuant to this Article II shall be deemed to be irrevocably satisfied with respect to such REU from and after the time such Condition is first satisfied or deemed to be satisfied under this Agreement, regardless of whether the Grantee becomes a Terminated Participant.

(b)           To the extent that a Condition is at any time deemed to be incapable of being satisfied with respect to an REU of the Grantee, the Grantee shall immediately cease to hold such REU, without consideration, and from and after such time the Grantee shall no longer have any rights with respect to such REU.

Section 2.5.           Other Holders

If an REU is held by an Other Holder, such Other Holder shall be bound by this Agreement in the same manner and to the same extent as the Grantee is bound hereby (or would be bound hereby had the Grantee continued to hold such REU) and all references to “Grantee” that are included herein shall be deemed to refer to such Other Holder. Any Transfer to an Other Holder must be undertaken in compliance with Section 5.1. For the avoidance of doubt, any Condition that is applicable to an REU held by an Other Holder shall be satisfied or deemed to be satisfied under this Article II only to the extent that such Condition would otherwise have been satisfied if the REU had not been Transferred by the Director, and any REU that is held by an Other Holder shall cease to be held by such Other Holder under this Article II if the REU would have then ceased to be held by the Director had the REU not been Transferred by the Director.

ARTICLE III
SETTLEMENT

Section 3.1.           Delivery Date

(a)           Provided that all Conditions applicable to an REU have been satisfied or otherwise waived, such REU shall be Settled as soon as administratively practicable following the Scheduled Settlement Date, but in no event earlier than the first day of the next permissible trading window of Common Units that opens for members of the Board and employees of the KKR Group to sell Common Units, unless otherwise determined by the General Partner or its designee (provided that in any event such Settlement shall not be later than the time permitted under Section 409A if applicable). The date on which an REU is to be Settled hereunder is referred to as the “Delivery Date.”  The Settlement of each REU shall be effected in accordance with, and subject to the provisions of, Section 3.2.

(b)           Notwithstanding the foregoing and solely to the extent permitted under Section 409A, if applicable, upon the occurrence of a Liquidation Event: (i) all Plan Termination REUs of the Grantee shall be Settled, in accordance with, and subject to the provisions of, Section 3.2; (ii) all other REUs of the Grantee shall immediately cease to be held by the Grantee pursuant to Section 2.4(b); and (iii) this Agreement shall be terminated.  For the purposes of this Section 3.1, “Plan Termination REUs” shall consist of any REUs as to which the Service Condition had been satisfied immediately prior to the occurrence of the Liquidation Event.

Section 3.2.           Delivery and Payment

(a)           On any Delivery Date, the General Partner shall cancel each REU that is then being Settled in exchange for delivering, or causing to be delivered by the Partnership, to the Grantee the number of Common Units equal to the number of REUs that are Settled pursuant to Section 3.1.

(b)           Notwithstanding the foregoing, no REU may be Settled by the Grantee unless all Conditions applicable to such REU have been satisfied or waived under this Agreement.

(c)           Subject to the provisions of this Article III relating to the number of REUs that may be Settled on a Delivery Date and solely to the extent permitted under Section 409A, if applicable, the General Partner may impose such other conditions and procedures in relation to the Settlement of REUs as it may determine in its sole discretion.

ARTICLE IV
DISTRIBUTION EQUIVALENT RIGHTS

Section 4.1.           DER Payments Generally

(a)           The REUs granted to the Grantee hereunder shall include the right to receive distribution equivalent payments (“DER Payments”) in such amounts, at such times and in such circumstances as are provided for in this Article IV.

(b)           To the extent that the Partnership makes any cash distributions to holders of Common Units (whether in the form of ordinary or extraordinary distributions), the General Partner shall cause there to be paid to the Grantee a DER Payment in an amount, in cash, equal to the aggregate amount of such cash distributions made by the Partnership on the number of Common Units that would be deliverable to the Grantee if the REUs then held by the Grantee (whether or not all Conditions applicable to such REUs have been satisfied at such time) were Settled immediately prior to such distribution event.

(c)           In addition, to the extent that the Partnership makes any distributions to holders of Common Units other than cash (whether in the form of ordinary or extraordinary distributions), then to the extent the REUs will not otherwise be adjusted pursuant to the terms of the Plan, the General Partner will consider in good faith whether a DER Payment should be made with respect to such non-cash distribution, if any, and may, in its sole discretion, cause there to be delivered to the Grantee a DER Payment of all or a portion of such non-cash distribution made by the Partnership on the number of Common Units that would be deliverable to the Grantee if the REUs then held by the Grantee (whether or not all Conditions applicable to such REUs have been satisfied at such time) were Settled immediately prior to such distribution event.

ARTICLE V
TRANSFERS; EXCHANGES

Section 5.1.           Transfers of REUs

(a)           The Grantee may not Transfer all or any portion of the Grantee’s REUs (including to any Other Holder) without the prior written consent of the General Partner, which consent may be given or withheld, or made subject to such conditions

(including the receipt of such legal or tax opinions and other documents that the General Partner may require) as are determined by the General Partner, in its sole discretion.  Prior to a Transfer of any REUs to any Other Holder, the Other Holder must consent in writing to be bound by this Agreement as an Other Holder and deliver such consent to the General Partner.  Any purported Transfer that is not in accordance with this Agreement shall be null and void.

(b)           In the event of a property settlement or separation agreement between the Grantee and his or her spouse, the Grantee agrees that he or she shall use reasonable efforts to retain all of his or her REUs and shall reimburse his or her spouse for any interest he or she may have under this Agreement out of funds, assets or proceeds separate and distinct from his or her interest under this Agreement.

Section 5.2.           Encumbrances

The Grantee may not create an Encumbrance with respect to all or any portion of the Grantee’s REUs unless the General Partner consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in the General Partner’s sole discretion.  Any purported Encumbrance that is not in accordance with this Agreement shall be null and void.  For purposes of this Section 5.2, “Encumbrance” means any mortgage, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

Section 5.3.           Further Restrictions

Notwithstanding any contrary provision in this Agreement, in no event may a Grantee Transfer all or any portion of the Grantee’s REUs if:

(a)           such Transfer is made to any Person who lacks the legal right, power or capacity to own such REU;

(b)           such Transfer would require the registration of such transferred interests pursuant to any applicable U.S. federal or state securities laws (including the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) or other foreign securities laws or would constitute a non-exempt distribution pursuant to applicable securities laws;

(c)           such Transfer would cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations;

(d)           such Transfer would cause any portion of the assets of the Partnership to become “plan assets” of any benefit plan investor within the meaning of regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations, or to be regulated under the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time;

(e)           in the sole discretion of the General Partner, such Transfer could cause the Partnership to cease to be classified as a partnership for U.S. federal or state income tax purposes;

(f)            such Transfer would subject the Partnership to regulation under the U.S. Investment Company Act of 1940, as amended;

(g)           such Transfer would result in a violation of any applicable Law;

(h)           such Transfer would cause the revaluation or reassessment of the value of any Partnership asset resulting in any foreign, federal, state or local tax liability; or

(i)            to the extent requested by the General Partner, the Partnership does not receive such legal and/or tax opinions and written instruments (including copies of any instruments of Transfer and such Other Holder’s consent to be bound by this Agreement as a Other Holder) that are in a form satisfactory to the General Partner, as determined in the General Partner’s sole discretion.

ARTICLE VI
MISCELLANEOUS

Section 6.1.           Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any otherwise governing principles of conflicts of law that would apply the Laws of another jurisdiction.

Section 6.2.           Arbitration

(a)           Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York, New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce.  If the parties to the dispute fail to agree on the selection of an arbitrator within 30 days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment.  The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.  Except as required by Law or as may be reasonably required in connection with ancillary judicial proceedings to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award, the arbitration proceedings, including any hearings, shall be confidential, and the parties shall not disclose any awards, any materials in the proceedings created for the purpose of the arbitration, or any documents produced by another party in the proceedings not otherwise in the public domain. Judgment on any award rendered by an arbitration tribunal may be entered in any court having jurisdiction thereover.

(b)           Notwithstanding the provisions of clause (a) of this Section 6.2, the General Partner may bring or may cause the Partnership to bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling the Grantee to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, or enforcing an arbitration award and, for the purposes of this clause (b), the Grantee (i) expressly consents to the application of clause (c)  of this Section 6.2 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Partner, Secretary or General Counsel of the Partnership (or any officer of the Partnership) at the address identified for the Partnership as set forth in Section 6.6 below as such Grantee’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Grantee of any such service of process, shall be deemed in every respect effective service of process upon the Grantee in any such action or proceeding.

(c)           EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 6.2, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT.  Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award.  The parties acknowledge that the forums designated by this clause (c) have a reasonable relation to this Agreement and to the parties’ relationship with one another. The parties hereby waive, to the fullest extent permitted by applicable Law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding referred to in this Section 6.2 brought in any court referenced therein and such parties agree not to plead or claim the same.

Section 6.3.           Cumulative Remedies

The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by Law.

Section 6.4.           Amendments and Waivers

(a)           This Agreement (including any Appendices and Schedules hereto) may be amended, supplemented, waived or modified only in accordance with Section 13 of the Plan; provided, however, that the REU Grant Schedule shall be deemed amended from time to time to reflect any adjustments provided for under the Plan, the satisfaction of any Conditions applicable to REUs and any adjustments resulting from Settlements and Transfers of REUs, in each case that is made in accordance with the provisions of this Agreement.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 6.5.           Withholding

Notwithstanding anything herein to the contrary, the Grantee and any Other Holder, if applicable, (i) shall be responsible for the payment of any applicable federal, state, local or other taxes in connection with any payments or deliveries made to the Grantee under this Agreement; or (ii) solely to the extent required to comply with applicable Law, shall be permitted to satisfy any obligations hereunder using a net settlement mechanism whereby the number of Common Units paid or delivered to the Grantee or Other Holder under this Agreement will be reduced by a number of Common Units having an equivalent Fair Value to the payment that would otherwise be made by such Grantee or Other Holder pursuant to clause (i) of this Section 6.5.

Section 6.6.           Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified as notice given in accordance with this Section 6.6):

(a)           If to the Partnership, to:

KKR & Co. L.P.
9 West 57th Street, Suite 4200
New York, New York 10019
Attention: Chief Financial Officer

(b)           If to the Grantee, to the most recent address provided by the Grantee to the Partnership in writing.

Section 6.7.           Entire Agreement; Termination of Agreement; Survival

(a)           This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, pertaining thereto. The Director acknowledges that the grant of REUs provided for under this Agreement is in full satisfaction of any and all grants of equity or equity-based awards that representatives of the General Partner, the Partnership or their respective Affiliates, on or prior to the date hereof, may have informed the Director that such Director is entitled to receive.

(b)           This Agreement shall terminate upon the earlier of (i) the first date on which the Director and all Other Holders cease to hold any of the REUs that have been granted hereunder and (ii) the date on which this Agreement is terminated pursuant to Section 3.1(b). Notwithstanding anything to the contrary herein, the provisions of this Article VI shall survive the termination of this Agreement.

Section 6.8.           Severability

If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.9.           Binding Effect

This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 6.10.        No Third Party Beneficiaries

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.11.        Further Assurances

The Grantee shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

Section 6.12.        Interpretation; Defined Terms; Section 409A

(a)           Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable.  Unless otherwise specified, all references herein to “Articles,” “Sections” and clauses shall refer to corresponding provisions of this Agreement.  The word “including” is not meant to be exclusive, but rather shall mean “including without limitation” wherever used in this Agreement.  Reference to “hereto”, “herein” and similar words is to this entire Agreement (including any Appendices) and not a particular sentence or section of this Agreement. All references to “date” and “time” shall mean the applicable date (other than a Saturday or Sunday or any day on which the Federal Reserve Bank of New York is closed or any day on which banks in the city of New York, New York are required to close, in which case such date refers to the next occurring date that is not described in this parenthetical) or time in New York, New York.

(b)           With respect to any capitalized terms defined herein, the use of any particular terminology used to identify any such term in this Agreement is used solely for the administrative convenience of the General Partner, and shall not be construed to provide any additional meaning to such term not otherwise expressly contained in the definition of such term.

(c)           All references to any “separation from service” or termination of the engagement of, or the services to be provided by, the Director, shall be deemed to refer to a “separation from service” within the meaning of Section 409A, if applicable. For the avoidance of doubt, each party acknowledges that an REU shall cease to be subject to a substantial risk of forfeiture for the purposes of Section 409A, if applicable, only upon the satisfaction of any Service Condition that is applicable to such REU.

(d)           For the avoidance of doubt, any references to the engagement or provision of services by the Director under this Agreement refer solely to the provision of services by the Director to the Partnership.

Section 6.13.        Headings

The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 6.14.        Counterparts

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement as of the date specified under the signature of the Grantee.

KKR & CO. L.P.

By:	KKR MANAGEMENT LLC
its general partner

By:
William J. Janetschek
Chief Financial Officer

Restricted Equity Unit Award Agreement

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RESTRICTED EQUITY UNIT AWARD AGREEMENT OF KKR & CO. L.P.

In Witness Whereof, the undersigned Grantee has caused this counterpart signature page to the Restricted Equity Unit Award Agreement of KKR & CO. L.P. to be duly executed on the date specified under the signature of the Grantee.

“GRANTEE”

Name:

Dated:

Restricted Equity Unit Award Agreement

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APPENDIX A
DEFINITIONS

In addition to the defined terms set forth in the preamble and recitals of the Agreement, as well as the defined terms set forth in the Plan, the following terms shall have the following meanings for purposes of the Agreement:

“Act” has the meaning set forth in the Plan.

“Affiliate” has the meaning set forth in the Plan.

“Agreement” has the meaning set forth in the Recitals.

“Board” has the meaning set forth in the Plan.

“Cash Payment” has the meaning set forth in Section 3.2(a).

“Change in Control” has the meaning set forth in the Plan.

“Code” has the meaning set forth in the Plan.

“Common Units” has the meaning set forth in the Plan.

“Condition” means the Service Condition.

“Delivery Date” has the meaning set forth in Section 3.1(a).

“DER Payments” has the meaning set forth in Section 4.1(a).

“Director” has the meaning set forth in the preamble of the Agreement.

“Disability” means, as to any Person, such Person’s inability to perform in all material respects such Person’s duties and responsibilities to the Partnership by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the General Partner may reasonably determine in good faith.

“Encumbrance” has the meaning set forth in Section 5.2.

“Fair Value” has the meaning set forth in the Plan.

“General Partner” has the meaning set forth in the Plan.

“Grant Date” has the meaning set forth in Section 1.1.

“Grantee” has the meaning set forth in Section 1.1.

“Group Partnership Units” has the meaning set forth in the Plan.

“KKR Group” has the meaning set forth in the Plan.

“Law” has the meaning set forth in the Plan.

“Liquidation Event” means the dissolution of the Partnership in anticipation of the completion of the winding up of the affairs of the Partnership, unless, immediately prior such completion, the Partnership assigns its rights and obligations under this Agreement to a Person that holds, directly or indirectly, Group Partnership Units, Common Units or a combination of the foregoing in an amount sufficient to satisfy all obligations to deliver Common Units hereunder.

“Other Holder” has the meaning set forth in Section 2.3(a).

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“Partner” has the meaning set forth in the Plan.

“Partnership” has the meaning set forth in the preamble of the Agreement.

“Permitted Person” has the meaning set forth in the Plan.

“Person” has the meaning set forth in the Plan.

“Plan” has the meaning set forth in the preamble of the Agreement.

“Plan Termination REUs” has the meaning given to such term in Section 3.1(b).

“Restricted Equity Units” means, on a one-for-one basis, phantom Common Units.

“REU” has the meaning set forth in Section 1.1.

“REU Grant Schedule” means the REU Grant Schedule delivered to the Director as attached to this Agreement.

“Scheduled Settlement Date” means, with respect to an REU, the later of (i) the date set forth in the REU Grant Schedule under the column “Scheduled Settlement Date” for such REU and (ii) the date on which all Conditions applicable to such REU have been satisfied or waived.

“Section 409A” means Section 409A of the Code, as the same may be amended from time to time, and the applicable regulations, including temporary regulations, promulgated under such Section, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Service Condition” has the meaning set forth in Section 2.2(a).

“Service Vesting Date” means, with respect to any REU, the date set forth in the REU Grant Schedule under the column “Service Vesting Date.”

“Settle” or “Settlement” means the discharge of the Partnership’s obligations in respect of an REU through the delivery to the Grantee of (i) Common Units in a Phantom Exchange Transaction or (ii) a Cash Payment in accordance with Article III.

“Terminated Participant” has the meaning set forth Section 2.3(a).

“Termination Date” means the date on which the Grantee becomes a Terminated Participant.

“Transfer” means (i) with respect to any REU, any sale, assignment, transfer or other disposition of such REU or any interests in or rights attached to such REU, whether voluntarily or by operation of Law; and (ii) with respect to any Common Unit, any sale, assignment, transfer or other disposition of such Common Unit or any interests in or rights attached to such Common Unit, whether voluntarily or by operation of Law.

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